UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 15, 2015, Higher One Holdings, Inc. (“Holdings”), and Higher One, Inc., a subsidiary of Holdings (“Higher One”), entered into an Asset Purchase Agreement with Customers Bank (“Bank”) and Customers Bancorp, Inc. (“Bancorp”, and together with Bank, “Customers”), under which Customers agreed to purchase substantially all of the assets and assume certain of the liabilities of Higher One’s refund disbursement business. Customers is a current bank partner of Higher One. The disbursement business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an optional Federal Deposit Insurance Corporation (FDIC)-insured deposit account serviced by Higher One and provided by our bank partners.

Under the terms of the Asset Purchase Agreement, Customers agreed to acquire the disbursement business for an aggregate purchase price of $37,000,000, payable as follows (x) $17,000,000 on the closing date and (y) $10,000,000 on each of the first two anniversaries of such date. The Asset Purchase Agreement also includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the disbursement business exceeds $75,000,000, Higher One will receive thirty-five percent of any such excess.

The Asset Purchase Agreement includes customary representations, warranties, indemnities and covenants of the parties. The covenants include, among other things, a requirement that Higher One will conduct its disbursement business in the ordinary course before the closing, and a requirement that Holdings will prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) and seek stockholder approval of the transactions contemplated by the Asset Purchase Agreement. Higher One is also obligated to provide certain consulting services to Customers with respect to the disbursement business for a period of two years following the closing. In addition, Higher One has agreed not to compete with Customers in the full-service refund disbursement business, or to solicit Higher One employees offered employment by Customers, for a period of four years following the closing.

Under the terms of the Asset Purchase Agreement, Higher One is prohibited from soliciting or encouraging proposals with respect to alternative business combinations that relate only to the disbursement business, but it may engage in discussions or negotiations relating to unsolicited proposals that may result in a superior proposal for such business. If the Asset Purchase Agreement is terminated in connection with Higher One entering into an alternative agreement, Higher One would be required to pay a termination fee of $1.5 million.

The Asset Purchase Agreement is subject to stockholder and creditor approval, the receipt of certain required third party consents, and other customary closing conditions. The parties intend to close the transaction during the second quarter of 2016, but the Asset Purchase Agreement may be terminated under certain specified circumstances, including if the transactions contemplated by the Asset Purchase Agreement are not consummated by July 1, 2016.

In addition, concurrently with the closing, the parties will enter into a Transition Services Agreement pursuant to which Higher One will provide certain transition services to Customers for a period of up to 12 months after the closing. As consideration for these services, Customers will pay Higher One an additional $5 million in cash, payable in equal monthly installments.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the agreement, which will be included in filings to be made with the SEC, as required by applicable law and SEC regulations.

A copy of the press release issued by Higher One announcing the acquisition is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On December 16, 2015, at 8:30 am ET, Higher One will host a conference call to discuss this transaction. Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investor Relations section of Higher One's website at http://www.higherone.com.

As part of the conference call, Marc Sheinbaum, President and Chief Executive Officer, and Christopher Wolf, Executive Vice President and Chief Financial Officer, will discuss the transaction and take questions. As part of the discussion of the transaction, they will describe that the heightened scrutiny, on both Higher One and its bank partners, has led Higher One to believe that the company’s current model of being a third party servicer to banks will not be sustainable going forward. Higher One’s concern has increased as management has been discussing potential actions with the FDIC, the Federal Reserve and Higher One’s bank partners. If either of Higher One’s current bank partners were to exit the existing relationship, management now believes it is doubtful that Higher One would be able to attract alternative banks to participate in Higher One’s program going forward. Mr. Sheinbaum and Mr. Wolf will also discuss that Holdings will consider all strategic options for the remaining business. In order to facilitate the decision making process related to the remaining business’ strategic options Holdings has retained the services of Raymond James to act as a financial advisor. A copy of the PowerPoint slides that will accompany Higher One's presentation is attached hereto as Exhibit 99.2.

The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Information

In connection with the proposed transaction, Higher One will prepare a proxy statement for its stockholders to be filed with the SEC. The proxy statement will contain information about Higher One, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Higher One by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Higher One, without charge, from the SEC’s website at www.sec.gov or, without charge, from Higher One’s investor relations website at http://www.ir.higherone.com or by directing such request to Higher One Holdings, Inc., 115 Munson Street, New Haven, CT 06511.

Higher One and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Higher One’s directors and executive officers is available in its 2014 Annual Report on Form 10-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Description

99.1     Press Release of Higher One Holdings, Inc., dated December 15, 2015

99.2     PowerPoint slides, Higher One Holdings, Inc., dated December 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2015

HIGHER ONE HOLDINGS, INC.

By:  /s/ Christopher Wolf

       _____________________________

       Christopher Wolf

       Executive Vice President and Chief Financial Officer

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